Exhibit 10.1

CONTROLLING INTEREST PURCHASE AGREEMENT

THIS CONTROLLING INTEREST PURCHASE AGREEMENT made the 14th day of December, 2017, among:

CEN BIOTECH INC., a corporation incorporated under the laws of Canada

(the “Purchaser”)

- and -

BAHIGE (BILL) CHAABAN
of the City of Windsor, in the Province of Ontario
(“Chaaban”)

- and -

USAMAKH SAADIKH
of the City of Kiev, in Ukraine
(“Saadikh”)

(Chaaban and Saadikh collectively referred to as the “Vendors”)

WHEREAS:

A.	Cen Biotech Ukraine LLC (the “Corporation”) is a corporation incorporated pursuant to the laws of Ukraine;

B.	The Corporation has no revenue and requires additional capital and management expertise to advance its business operations and plans to achieve future profitability;

C.	The Purchaser expects to have the ability to access local and international capital markets and has significant management expertise;

D.	The Purchaser wishes to acquire a controlling interest in the Corporation in order to acquire control of the License owned by the Corporation;

E.	The Vendors collectively hold 51% of the ownership interests in the Corporation which represents the controlling interest in the Corporation ( the “Controlling Interest”); and

F.	The Purchaser wishes to purchase, and the Vendors wish to sell the Controlling Interest of the Corporation on the terms and conditions herein contained.

NOW THEREFORE the parties hereto covenant and agree as follows:

Article 1
Interpretation

1.1	Defined Terms. In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms and expressions will have the following respective meanings:

(a)	“Act” means the Canada Business Corporations Act;

(b)

“Agreement” means this agreement, including all schedules, and all instruments supplementing or amending or confirming this agreement and references to “Article” or “Section” are to the specified article or section of this agreement;

(c)	“Business” means the business carried on by the Corporation;

(d)	“Business Day” means any day other than a day which is a Saturday, a Sunday or a statutory holiday in the Province of Ontario;

(e)	“Closing” means the closing of the purchase and sale of the Controlling Interest after:

(i)	the execution and delivery of this Agreement and such other agreements as may be required to effect the transaction contemplated herein; and

(ii)	satisfaction of the conditions of closing more particularly set out in this Agreement;

(f)	“Closing Date” means the day on which the Vendors and Purchaser agree to complete the transactions contemplated by this Agreement;

(g)	“Closing Documents” means any document delivered at or subsequent to the Closing Time as provided in or pursuant to this Agreement;

(h)	“Closing Time” means 1:00 p.m. in Toronto on the Closing Date or such other time on the Closing Date as the parties hereto may agree upon;

(i)	“Controlling Interest” means the 51% ownership interests in the Corporation being sold by the Vendors and purchased by the Purchaser hereunder;

(j)	“Corporation” means Cen Biotech Ukraine LLC;

(k)	“Encumbrance” means any pledge, lien, restriction, charge, security agreement, lease, title retention agreement, mortgage, encumbrance, option or adverse claim, of any kind or character whatsoever;

(l)	“Financial Records” means the audited financial statements of the Corporation for the fiscal years ended December 31, 2015 and December 31, 2016;

(m)	“License” means the license held by the Corporation for the cultivation and processing of cannabis sativa for industrial, supplement, pharmaceutical and other purposes in Ukraine;

(n)

“Person” means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority, and any other form of entity or organization;

(o)	“Purchase Price” means the sum of $330,000,000 which is the amount payable by the Purchaser to the Vendors for the Controlling Interest, as provided in Section 2.1 below; and

(p)	“Purchaser’s Counsel” means Blaney McMurtry LLP.

1.2

Best of Knowledge. Any reference herein to “the best of the knowledge” of a party or parties will be deemed to mean the actual knowledge of a party or parties and the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject-matter.

1.3	Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in lawful money of the United States.

1.4	Choice of Law and Attornment. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.5

Interpretation Not Affected by Headings or Party Drafting. The division of this Agreement into articles, sections, paragraphs, subsections and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6	Time of Essence. Time shall be of the essence hereof.

Article 2
Purchase and Sale

2.1

Controlling Interest. Subject to the terms and conditions of this Agreement, each of the Vendors hereby agrees to sell, assign and transfer to the Purchaser, and the Purchaser hereby agrees to purchase and accept from the Vendors, the Controlling Interest as follows:

Name	Percent of Controlling Interest	Purchase Price
Chaaban	25.5%	$165,000,000
Saadikh	25.5%	$165,000,000
Total:	51%	$330,000,000

2.2

Purchase Price. The aggregate price payable by the Purchaser to the Vendors for the Controlling Interest will be the sum of $330,000,000 to be paid by the Purchaser to the Vendors in the amounts as set out in Section 2.1.

2.3

Satisfaction of Purchase Price. The Purchase Price for the Controlling Interest shall be paid and satisfied in full on Closing by way of the issuance of 4,125,000 common shares of the Purchaser (the “Cen Biotech Shares”) to each of the Vendors, so that an aggregate amount of 8,250,000 Cen Biotech Shares is issued to the Vendors, collectively.

2.4

Time and Place of Closing. The Closing will take place at the Closing Time at the office of CEN Biotech Inc. or at such other place as may be agreed upon by the parties or their respective counsel prior to the Closing Date.

Article 3
Representations and Warranties

3.1

Accuracy. Each of the Parties hereby represents and warrants to the other and confirms that the other is relying upon the accuracy of each of such representations and warranties set forth in this Article 3 in connection with the purchase of the Controlling Interest and the completion of the other transactions hereunder.

3.2	Representations and Warranties of the Vendors. Each of the Vendors hereby represents and warrants, jointly and severally, to the Purchaser as follows:

(a)

The Vendors have good right, full power and absolute authority to enter into this Agreement and to sell, assign and transfer the Controlling Interest to the Purchaser in the manner contemplated herein and to perform all of the Vendors’ obligations under this Agreement.

(b)

The Corporation is incorporated and validly subsisting in all respects under the laws of its jurisdiction of incorporation and has all necessary corporate power to own its properties and to carry on its business as it is now being conducted.

(c)

No Person, other than Purchaser, has any oral or written agreement, option, warrant, right, privilege or any other right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise), with respect to the Controlling Interest.

(d)

The financial records to be provided to the Purchaser prior to Closing will have been prepared in accordance with U.S. generally accepted accounting principles, are true, correct and complete in all material respects and present fairly the financial condition of the Corporation as at the actual time of closing. No information, records or systems pertaining to the operation or administration of the Business are in the possession of, recorded, stored, maintained by or otherwise dependent on any other person.

(e)

The Corporation has filed annual tax returns through year end 2016. The Corporation has not, as of the date of closing, incurred a tax liability at any level of government jurisdiction, which at the Closing Time will remain unsatisfied.

(f)	The Corporation is the owner of and has good and marketable title to the License free and clear of all Encumbrances whatsoever.

(g)	To the best of the Vendors’ knowledge, there is no litigation, known or threatened, related to the Corporation.

(h)	No consents are required to be obtained by the Vendor or the Corporation, in order to carry out the transactions contemplated by this Agreement, with respect to the License or otherwise.

(i)

After giving effect to the transactions contemplated by this Agreement, (i) the License will remain in full force and effect, and (ii) the Corporation will retain all rights and benefits to the License it currently has as of the date of this Agreement, the (iii) the Corporation will not incur any additional fees in connection with the License arising from the consummation of the transactions contemplated by this Agreement.

(j)	Chaaban is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

(k)	Saadikh is a resident of Ukraine.

(l)	The Vendors have delivered to the Purchaser the constituent documents of the Corporation, current, accurate and in effect as of the date of this Agreement.

(m)	The Vendors have delivered to the Purchaser a stock record of the Corporation, current, accurate and in effect as of the date of this Agreement.

(n)	After giving effect to the sale and delivery of the Controlling Interest to the Purchaser, the Purchaser will have ownership of 51% of the Corporation, with all rights and benefits thereto.

(o)	Other than the Purchase Price, no additional payments in connection the transaction contemplated by this Agreement, are due to the Vendors by the Purchaser.

3.3	Representations and Warranties of the Purchaser. The Purchaser represent and warrants to the Vendors as follows:

(a)

Neither the execution nor the delivery of this Agreement nor the fulfillment or compliance with any of the terms contained in this Agreement will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute default under any agreement or instrument to which the Purchaser may be subject.

(b)

The Purchaser has good right and absolute authority to enter into this Agreement and to purchase the Controlling Interest from the Vendors in the manner contemplated herein and to perform all of the Purchaser’s obligations under this Agreement.

(c)	The Purchaser is not a “non-Canadian” for purposes of and within the meaning of the Investment Canada Act, R.S.C. 1985, c. 28 (1st Supp.).

(d)

When issued in accordance with the terms of this Agreement, the Cen Biotech Shares issued hereunder will be duly issued and outstanding as fully paid and non-assessable shares of the Purchaser, which will be “restricted securities” under the Securities Act of 1933, as amended.

(e)

The entering into this Agreement by the Purchaser and the consummation of the transactions contemplated hereby does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of the constating documents or by-laws of the Purchaser or any statute, law or regulation applicable to the Purchaser or any agreement or instrument to which the Purchaser is a party.

(f)

The issuance of the Cen Biotech Shares to the Vendors is exempt from or otherwise not subject to prospectus and registration requirements of applicable securities laws and all proceedings required to be taken by the Purchaser have been taken, or approvals, permits, consents or authorizations of regulatory authorities required to be obtained by the Purchaser have been obtained under the applicable securities laws to permit the purchase of the Controlling Interest.

(g)

It is knowledgeable of, or has been independently advised as to, the application of the securities laws of the jurisdiction which would apply to the purchase of Controlling Interest by it, and it is purchasing the Controlling Interest pursuant to exemptions from the prospectus and registration requirements (or their equivalent) under the applicable securities laws of that jurisdiction or, if such is not applicable, it is permitted to purchase the Controlling Interest under the applicable securities laws of the jurisdiction without the need to rely on an exemption and it will make all filings and otherwise comply with all applicable securities laws.

(h)

The sale and delivery of the Controlling Interest which the Purchaser has agreed to purchase pursuant to this Agreement complies with all laws applicable to it, including the laws of its jurisdiction of residence, and all other applicable laws, and will not cause the Vendor to become subject to, or require it to comply with, any disclosure, prospectus, filing or reporting requirements under any applicable laws of such jurisdiction.

(i)

It acknowledges and agrees that the completion of the transaction contemplated by this Agreement may trigger the requirement for it, the Vendors or the Corporation, as the case may be, to disclose to applicable regulatory authorities the transactions contemplated by this Agreement.

(j)	The transaction contemplated by this Agreement has received the requisite approval of the independent members of the Board of Directors of the Purchaser.

(k)

It acknowledges and agrees that Chaaban is acting as a Vendor in his individual capacity and not on behalf of the Purchaser or in his capacity as Chairman of the Board of Directors or President of the Purchaser.

3.4

Survival of Warranties. The representations and warranties made by the Purchaser and the Vendors in this Agreement or contained in any document or certificate given in order to carry out the transactions contemplated hereby, will survive the Closing of the purchase of the Controlling Interest provided for herein.

Article 4
Covenants

4.1	Covenants of the Vendors. Each of the Vendors covenants to the Purchaser that he will do or cause to be done the following:

(a)	Except as otherwise contemplated by this Agreement or except upon prior written consent of the Purchaser, until Closing, the Vendors will cause the Corporation to:

(i)	operate the Business only in the ordinary course thereof, consistent with past practices;

(ii)

promptly advise the Purchaser of any facts that come to the Vendors attention (i) which would cause any of the Vendor’s representations or warranties herein contained to be untrue in any respect, or (ii) related to any change in the License;

(iii)	maintain all of the Corporation’s tangible properties and assets in the same condition as they now exist, ordinary wear and tear excepted;

(iv)	ensure that the Corporation does not sell or otherwise dispose of any of its properties or assets; and

(v)	not take any action to amend the articles of incorporation or by-laws of the Corporation without written approval from Purchaser.

(b)

At or before the Closing Time, the Vendors will cause all necessary steps and corporate proceedings to be taken in order to permit the Controlling Interest to be duly and regularly transferred to the Purchaser.

(c)	Until the Closing, the Vendors will not cause the Corporation to issue any additional shares of common stock of the Corporation.

(d)	Until Closing, the Vendors will indemnify the Purchaser, in full in respect of:

(i)	any current and future employee claims;

(ii)	any current or future claims in respect of any permits, HST and payroll accounts; and

(iii)	any warranty claims on work completed by the Corporation.

4.2	Covenants of the Purchaser. The Purchaser covenants to the Vendors that it will do or cause to be done the following:

(a)

Prior to the Closing Time and, if the transaction contemplated hereby is not completed, at all times after the Closing Time, the Purchaser will keep confidential all information obtained by them relating to the Corporation and the Business, except such information which:

(i)	prior to the date hereof was already in the possession of the Purchaser as demonstrated by written records;

(ii)	is generally available to the public, other than as a result of a disclosure by the Purchaser;

(iii)	is made available to the Purchaser on a non-confidential basis from a source other than the Vendors or his representatives; or

(iv)	is required by law, statute and regulation to be disclosed by Purchaser

(b)

The Purchaser further agrees that, at any time, such information will be disclosed only to those of its employees and representatives of its advisors who need to know such information for the purposes of evaluating and implementing the transaction contemplated hereby.

Article 5
Conditions

5.1

Conditions to the Obligations of the Purchaser. Notwithstanding anything herein contained, the obligation of the Purchaser to complete the transactions provided for herein will be subject to the fulfillment of the following conditions at or prior to the Closing Time, and each of the Vendors covenants to use his best efforts to ensure that such conditions are fulfilled.

(a)

Accuracy of Representations and Warranties and Performance of Covenants. The representations and warranties of the Vendors contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby shall be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement is given).

(b)

Consents. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding on the parties hereto shall have been obtained.

(c)	Directors’ Approval. The Board of Directors of the Purchaser has approved the purchase of the Purchased Shares pursuant to this Agreement.

(d)

Financial Statements. The Vendors shall have provided the Purchaser with (i) audited financial statements of the Corporation for the fiscal years ended December 31, 2015 and December 31, 2016, and (ii) such other financial statements and documents, audited or unaudited, as may be reasonably requested by the Purchaser in order to comply with applicable securities law, including all information for the Purchaser to file a Form 8-K with the U.S. Securities and Exchange Commission.

5.2

Waiver or termination by Purchaser. The conditions contained in Section 5.1 hereof are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. The Vendors acknowledge that the waiver by the Purchaser of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendors herein that corresponds or is related to such condition or such pat of such condition, as the case may be. If any of the conditions contained in Section 5.1 hereof are not fulfilled or complied with as herein provided, the Purchaser may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Vendors and in such event the Purchaser shall be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendors or the Corporation, then the Vendors shall also be released from all obligations hereunder.

5.3

Conditions to the Obligations of the Vendors. Notwithstanding anything herein contained, the obligations of the Vendors to complete the transactions provided for herein will be subject to the fulfillment of the following conditions at or prior to the Closing Time, and the Purchaser will use its best efforts to ensure that such conditions are fulfilled.

(a)

Accuracy of Representations and Warranties and Performance of Covenants. The representations and warranties of the Purchaser contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement is given). In addition, the Purchaser shall have complied with all conditions precedent herein agreed to be performed or caused to be performed by it at or prior to the Closing Time.

(b)

Consents. All consents required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding on the parties hereto shall have been obtained.

5.4

Waiver or Termination by Vendors. The conditions contained in Section 5.3 hereof are inserted for the exclusive benefit of the Vendors and may be waived in whole or in part by the Vendors at any time. The Purchaser acknowledges that the waiver by the Vendors of any condition or any part of any condition shall constitute a waiver only of such condition or such part of such condition, as the case may be, and shall not constitute a waiver of any covenant, agreement, representation or warranty made by the Purchaser herein that corresponds or is related to such condition or such pat of such condition, as the case may be. If any of the conditions contained in Section 5.3 hereof are not fulfilled or complied with as herein provided, the Vendors may, at or prior to the Closing Time at their option, rescind this Agreement by notice in writing to the Purchaser and in such event the Vendors shall each be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser, then the Purchaser shall also be released from all obligations hereunder.

Article 6
Closing

6.1

Closing Arrangements. Subject to the terms and conditions hereof, the transaction contemplated herein shall be closed at the Closing Time at the offices of the Purchaser or at such other place or places as may be mutually agreed on by the Vendors and the Purchaser.

6.2

Documents to be Delivered. At or before the Closing Time, the Vendors shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Purchaser all documents, instruments and things which are to be delivered by the Vendors pursuant to the provisions of this Agreement, and the Purchaser shall execute, or cause to be executed, and shall deliver, or cause to be delivered, to the Vendors all documents, instruments and things which the Purchaser is to deliver or to cause to be delivered pursuant to the provisions of this Agreement.

Article 7
Indemnification

7.1

Indemnity by the Vendors. The Vendors hereby agrees, jointly and severally, to indemnify and save the Purchaser, harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Purchaser or which the Purchaser may suffer or incur as a result of, in respect of or arising out of any non-performance or non-fulfillment of any covenant or agreement on the part of the Vendors contained in this Agreement or any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Vendors contained in this Agreement.

7.2

Indemnity by the Purchaser. The Purchaser hereby agrees to indemnify and save the Vendors and the Corporation, jointly and severally, harmless from and against any claims, demands, actions, causes of action, damage, loss, deficiency, cost, liability and expense which may be made or brought against the Vendors or which the Vendors may suffer or incur as a result of, in respect of or arising out of any non-performance or non-fulfillment of any covenant or agreement on the part of the Purchaser contained in this Agreement or any misrepresentation, inaccuracy, incorrectness or breach of any representation or warranty made by the Purchaser contained in this Agreement.

7.3

Rights in Addition. The rights of indemnity set forth in this Article 7 are in addition and supplemental to any other rights, actions, claims or causes of action which may arise in respect of this Agreement, any Closing Document and the transactions contemplated hereby.

Article 8
General Provisions

8.1

Further Assurances. Each of the Vendors and the Purchaser hereby covenant and agree that at any time and from time to time after the Closing Date, it will, on the request of any of the other, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

8.2

Independent Legal Advice. The Vendors have been advised and acknowledge that Purchaser’s Counsel is acting solely as counsel to the Purchaser and not as counsel to the Vendors or the Corporation. The Vendors have been further advised to obtain independent legal tax and accounting advice with respect to this Agreement and all other documents arising herefrom or received by them from the Purchaser, prior to executing or delivering this Agreement or any other such documents to the Purchaser. The Vendors acknowledge that they are solely responsible for obtaining such tax, legal and other professional advice as they consider appropriate in connection with the execution, delivery and performance by them of this Agreement and the transactions contemplated hereunder.

8.3	Notices.

(a)

Any notice, designation, communication, request, demand or other document, required or permitted to be given or sent or delivered hereunder to any party hereto shall be in writing and shall be sufficiently given or sent or delivered if it is delivered personally to an officer or director of such party, sent to the party entitled to receive it by registered mail, postage prepaid, mailed in Canada (deemed received on the third Business Day after mailing) or sent by electronic transmission (deemed received by the time and date indicated on the transmission report).

(b)

Notices shall be sent to the addresses, emails or fax numbers as the party entitled to or receiving such notice shall, by a notice givien in accordance with this section, have communicated to the party giving or sending or delivering such notice.

8.4

Expenses of Parties. Each of the parties hereto shall bear all expenses incurred by it in connection with this Agreement including, without limitation, the charges of their respective counsel, accountants, financial advisors and finders.

8.5

Assignment. The rights of the Vendors hereunder shall not be assignable without the written consent of the Purchaser. The rights of the Purchaser hereunder shall not be assignable without the written consent of the Vendors.

8.6

Successors and Assigns. This Agreement shall be binding on and ensure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein, express or implied, is intended to confer on any person, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.7

Entire Agreement. This Agreement referred to herein constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. None of the parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement, documents and instruments to be delivered on or before the Closing Date pursuant to this Agreement. The parties hereto further acknowledge and agree that, in entering into this Agreement, documents and instruments to be delivered on or before the Closing Date, they have not in any way relied, and will not in any way rely, on any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement, documents or instruments.

8.8

Waiver. Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Closing Time; provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

8.9	Amendments. No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

8.10

Counterparts. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

CEN BIOTECH INC. Per: /s/ Joseph Byrne Name: JOSEPH BYRNE Title: CEO I have authority to bind the Corporation

WITNESS: /s/ Brian Payne (Signature of Witness) Brian Payne (Print Name)	) ) ) ) ) ) )	/s/ Bahige Chaaban BAHIGE (BILL) CHAABAN
WITNESS: /s/ Mokhamad Kassem (Signature of Witness) Mokhamad Kassem (Print Name)	) ) ) ) ) ) )	/s/ Usamakh Saadikh USAMAKH SAADIKH